Exhibit 99.1

SELLAS Life Sciences’ Announces Election of Katherine Bach Kalin

to its Board of Directors

- Ms. Kalin Joins the Board with Decades of Life Sciences

and Healthcare Industry Experience -

NEW YORK, August 16, 2022 – SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) (“SELLAS’’ or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel therapies for a broad range of cancer indications, today announced the election of Katherine Bach Kalin to its Board of Directors.

“We are delighted to welcome someone with the breadth and depth of industry experience as Katherine has to join our Board of Directors,” stated Jane Wasman, Chair of the Board of SELLAS. “Having spent her career working in strategy, business development, sales and marketing, and finance within the life sciences and healthcare industries, Katherine will be a valuable addition to the SELLAS team as the Company continues to evolve and grow,” said Ms. Wasman.

Ms. Kalin’s healthcare industry experience spans pharmaceuticals, diagnostics, medical devices and digital health. She currently serves as a non-executive director on the boards of Genfit S.A., a French, public biopharmaceutical company, where she serves on the Strategy and Alliances Committee, and two private companies, Brown Advisory LLC, an independent investment and strategic advisory firm, where she sits on the Audit and Finance Committees, and FemHealth Ventures, a venture capital firm that seeks to invest in women's health. Additionally, she currently serves as a trustee for a not-for-profit organization, the Summit Foundation, a 501(c)(3) community foundation that fosters local philanthropy.

Previously, Ms. Kalin was a member of the board of directors of Athersys, a U.S. biotechnology company focused on regenerative medicine from 2020 to 2022, and Clinical Genomics, a private, biotechnology company dedicated to improving patient outcomes through early detection of colorectal cancer from 2018 to 2021. Ms. Kalin led corporate strategy at Celgene from 2012 to 2017. Prior to that, from 2002 to 2011, she held executive leadership roles in marketing, sales and new business development at Johnson & Johnson. From 1990 to 2002, she was a partner in the global healthcare practice at McKinsey & Co. Earlier in her career, she served as a manager in corporate finance at Nomura International in the U.K. and Japan from 1980 to 1984. She has a B.A. from Durham University in the U.K. and an M.B.A. from Harvard Business School.

“SELLAS is well-positioned to build on its two promising clinical programs in oncology. I am intrigued by the promise of both galinpepimut-S (GPS) and GFH009 to hopefully benefit patients in need,” stated Ms. Kalin. “SELLAS is preparing to become a commercial stage company and I look forward to working alongside my fellow Board members and the management team at this exciting time for the company.”

About SELLAS Life Sciences Group, Inc.

SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) is a late-stage clinical biopharmaceutical company focused on the development of novel therapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination with other therapies to address a broad spectrum of hematologic malignancies and solid tumor indications. The Company is also developing GFH009, a small molecule, highly selective CDK9 inhibitor, which is licensed from GenFleet Therapeutics (Shanghai), Inc., for all therapeutic and diagnostic uses in the world outside of Greater China.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to SELLAS’ future expectations and plans for its clinical development programs and prospects for the Company. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic and its impact on the Company’s clinical plans and business strategy, risks and uncertainties associated with oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 31, 2022 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact
Allison Soss
KCSA Strategic Communications
Email: SELLAS@kcsa.com
Phone: 212.896.1267

Media Contacts
Raquel Cona / Michaela Fawcett
KCSA Strategic Communications
Email: SELLAS@kcsa.com
Phone: 212.896.1276

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